Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com
Zebra Technologies Announces Third-Quarter Results

Third-Quarter Financial Highlights

•	Strong net sales of $935 million, above the company’s guidance range

•	Net loss of $(12) million and diluted loss per share of $(0.23)

•	Non-GAAP net income of $101 million and non-GAAP diluted EPS of $1.87

•	Adjusted EBITDA increased 10% year-over-year to $180 million; and adjusted EBITDA margin expanded 110 basis points year-over-year to 19.2%

•	Redeemed $750 million of its 7.25% senior notes

Lincolnshire, Ill., Nov. 7, 2017 — Zebra Technologies Corporation (NASDAQ: ZBRA), the market leader in rugged mobile computers, barcode scanners and barcode printers enhanced with software and services to enable real-time enterprise visibility, today announced results for the third quarter ended September 30, 2017.

“In the third quarter, we drove higher sales across our major product categories. Our team managed costs well, enabling us to exceed the high end of our profit expectations. We also began executing on our debt restructuring plan, which significantly reduces interest costs,” said Anders Gustafsson, chief executive officer of Zebra Technologies. “Looking ahead to Q4, we expect strong operating performance and free cash flow to enable at least $300 million of debt paydown for the year. We continue to advance our Enterprise Asset Intelligence strategy through our leading portfolio of innovative products and Savanna, our IoT data intelligence platform.”

$ in millions, except per share amounts	3Q17	3Q16	Change
Select reported measures:
Net sales	$935	$904	3.4%
Gross profit	429	414	3.6%
Net loss	(12)	(83)	85.5%
Net loss per diluted share	$(0.23)	$(1.61)	85.7%

Select Non-GAAP measures:
Adjusted net sales	$936	$906	3.3%
Organic net sales growth			5.9%
Adjusted gross profit	431	416	3.6%
Adjusted gross margin	46.0%	45.9%	10 bps
Adjusted EBITDA	180	164	9.8%
Adjusted EBITDA margin	19.2%	18.1%	110 bps
Non-GAAP net income	$101	$75	34.7%
Non-GAAP earnings per diluted share	$1.87	$1.43	30.8%

Reported (GAAP) results
Net sales were $935 million in the third quarter of 2017 compared to $904 million in the third quarter of 2016. Net sales in the Enterprise segment were $611 million in the third quarter of 2017 compared with $605 million in the third quarter of 2016. Legacy Zebra segment net sales were $325 million in the third quarter of 2017 compared to $301 million in the prior year period. Third quarter 2017 gross profit was $429 million compared to $414 million in the comparable prior year period. Net loss for the third quarter of 2017 was $(12) million, or $(0.23) per diluted share, compared to a net loss of $(83) million, or $(1.61) per diluted share, for the third quarter of 2016.

Adjusted (Non-GAAP) results
Consolidated adjusted net sales were $936 million in the third quarter of 2017 compared to $906 million in the prior year period, an increase of 3.3%. Consolidated organic net sales growth for the third quarter was 5.9% reflecting growth across all regions, most notably Latin America, EMEA, and North America. Third-quarter year-over-year organic net sales growth was 5.5% in the Enterprise segment and 6.6% in the Legacy Zebra segment.

Consolidated adjusted gross margin for the third quarter of 2017 was 46.0%, compared to 45.9% in the prior year period. This improvement was due to the unfavorable impact of a price concession to distributors of printer products imported into China in the third quarter of 2016 and favorable changes in business mix, partially offset by temporarily higher supply chain related overhead costs and higher support services costs. Adjusted operating expenses decreased in the third quarter of 2017 to $270 million from $273 million in the prior year period due to improving operating efficiency and the divestiture of the wireless LAN business in 2016.

Adjusted EBITDA for the third quarter of 2017 increased to $180 million, or 19.2% of adjusted net sales, compared to $164 million, or 18.1% of adjusted net sales, for the third quarter of 2016 primarily due to higher gross profit and lower operating expenses.

Non-GAAP net income for the third quarter of 2017 was $101 million, or $1.87 per diluted share, compared with $75 million, or $1.43 per diluted share, for the third quarter of 2016.

Balance Sheet and Cash Flow
As of September 30, 2017, the company had cash and cash equivalents of $88 million and total debt of $2.5 billion.

As previously disclosed, in the third quarter of 2017, the company began executing on its debt restructuring plan which included an amended senior secured credit facility. This facility includes a new $687.5 million Term Loan A and a $500 million revolving credit facility (increased from $250 million). Proceeds from the new facility were used to redeem $750 million of its 7.25% senior notes.

Free cash flow was $174 million for the first nine months of 2017. The company generated $210 million of operating cash flow and incurred capital expenditures of $36 million. For the first nine months of 2017, the company made payments of long-term debt of $1,373 million and received proceeds from the issuance of long-term debt of $1,186 million, resulting in a $187 million net reduction of total debt. The company made cash interest payments of $148 million for the first nine months of 2017, which included $49 million of accelerated interest payments resulting from the early redemption of the senior notes.

Outlook
The company expects fourth-quarter 2017 adjusted net sales to increase approximately 3% to 6% from adjusted net sales of $944 million in the fourth quarter of 2016. The company expects organic net sales growth of approximately 2% to 5% in the fourth quarter. This expectation excludes an approximately 2 percentage point positive impact from foreign currency translation and an approximately 1 percentage point adverse impact from wireless LAN business sales.

Adjusted EBITDA margin is expected to be approximately 19% to 20% for the fourth quarter 2017, favorable to the prior year period. Non-GAAP earnings per diluted share are expected to be in the range of $2.00 to $2.20, assuming an effective tax rate in the low- to mid-20% range.

Additionally, for the full year 2017, the company continues to expect to reduce total debt balances by at least $300 million.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the third quarter of 2017. The conference call will be held today, Tuesday, Nov. 7, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
With the unparalleled operational visibility Zebra (NASDAQ: ZBRA) provides, enterprises become as smart and connected as the world we live in. Real-time information – gleaned from visionary solutions including hardware, software and services – gives organizations the competitive edge they need to simplify operations, know more about their businesses and customers, and empower their mobile workers to succeed in today’s data-centric world. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in both the current year and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$88	$156
Accounts receivable, net of allowances for doubtful accounts of $4	596	625
Inventories, net	492	345
Income tax receivable	60	32
Prepaid expenses and other current assets	30	64
Total Current assets	1,266	1,222
Property, plant and equipment, net	267	292
Goodwill	2,465	2,458
Other intangibles, net	332	480
Long-term deferred income taxes	125	113
Other long-term assets	71	67
Total Assets	$4,526	$4,632
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$34	$—
Accounts payable	426	413
Accrued liabilities	343	323
Deferred revenue	213	191
Income taxes payable	23	22
Total Current liabilities	1,039	949
Long-term debt	2,451	2,648
Long-term deferred income taxes	1	3
Long-term deferred revenue	128	124
Other long-term liabilities	93	116
Total Liabilities	3,712	3,840
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	245	210
Treasury stock at cost, 18,961,090 and 19,267,269 shares at September 30, 2017 and December 31, 2016, respectively	(621)	(614)
Retained earnings	1,244	1,240
Accumulated other comprehensive loss	(55)	(45)
Total Stockholders’ Equity	814	792
Total Liabilities and Stockholders’ Equity	$4,526	$4,632

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales:
Net sales of tangible products	$810	$772	$2,324	$2,241
Revenue from services and software	125	132	372	391
Total Net sales	935	904	2,696	2,632
Cost of sales:
Cost of sales of tangible products	420	402	1,207	1,164
Cost of services and software	86	88	248	258
Total Cost of sales	506	490	1,455	1,422
Gross profit	429	414	1,241	1,210
Operating expenses:
Selling and marketing	113	112	336	337
Research and development	96	96	291	284
General and administrative	71	74	214	225
Amortization of intangible assets	49	59	151	178
Acquisition and integration costs	4	28	50	98
Impairment of goodwill and other intangibles	—	62	—	62
Exit and restructuring costs	5	7	10	17
Total Operating expenses	338	438	1,052	1,201
Operating income (loss)	91	(24)	189	9
Other (expenses) income:
Foreign exchange gain (loss)	1	(1)	2	(4)
Interest expense, net	(95)	(46)	(176)	(145)
Other, net	(4)	(6)	(5)	(9)
Total Other expenses, net	(98)	(53)	(179)	(158)
(Loss) income before income taxes	(7)	(77)	10	(149)
Income tax expense (benefit)	5	6	(3)	5
Net (loss) income	$(12)	$(83)	$13	$(154)
Basic (loss) earnings per share	$(0.23)	$(1.61)	$0.25	$(2.99)
Diluted (loss) earnings per share	$(0.23)	$(1.61)	$0.25	$(2.99)
Basic weighted average shares outstanding	52,220,868	51,690,204	52,964,066	51,499,447
Diluted weighted average and equivalent shares outstanding	52,220,868	51,690,204	53,631,499	51,499,447

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Cash flows from operating activities:
Net income (loss)	$13	$(154)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	209	234
Impairment of goodwill, intangibles and other assets	—	67
Amortization of debt issuance costs and discounts	30	16
Share-based compensation	25	20
Debt extinguishment costs	49	—
Deferred income taxes	(19)	(4)
Unrealized gain on forward interest rate swaps	(2)	(2)
Other, net	3	5
Changes in operating assets and liabilities:
Accounts receivable, net	38	46
Inventories, net	(145)	38
Other assets	19	20
Accounts payable	9	63
Accrued liabilities	(1)	(23)
Deferred revenue	25	(2)
Income taxes	(37)	(69)
Other operating activities	(6)	(3)
Net cash provided by operating activities	210	252
Cash flows from investing activities:
Purchases of property, plant and equipment	(36)	(49)
Purchases of long-term investments	(1)	(1)
Net cash used in investing activities	(37)	(50)
Cash flows from financing activities:
Payment of debt issuance costs and discounts	(5)	(5)
Payments of long-term debt	(1,373)	(303)
Proceeds from issuance of long-term debt	1,186	68
Payment of debt extinguishment costs	(49)	—
Proceeds from exercise of stock options and stock purchase plan purchases	9	8
Taxes paid related to net share settlement of equity awards	(5)	(6)
Net cash used in financing activities	(237)	(238)
Effect of exchange rate changes on cash	(4)	7
Net decrease in cash and cash equivalents	(68)	(29)
Cash and cash equivalents at beginning of period	156	192
Cash and cash equivalents at end of period	$88	$163
Supplemental disclosures of cash flow information:
Income taxes paid	$54	$70
Interest paid	$148	$121

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(UNAUDITED)
(In millions, except share data)

	Three Months Ended
	September 30, 2017
	Legacy Zebra	Enterprise	Consolidated
Reported GAAP Consolidated Net sales growth	8.0%	1.0%	3.4%
Adjustments:
Impact of Wireless LAN Net sales(1)	—	6.0%	4.0%
Impact of foreign currency translation(2)	(1.4)%	(1.5)%	(1.3)%
Corporate, eliminations(3)	—	—	(0.2)%
Organic Net sales growth	6.6%	5.5%	5.9%

	Nine Months Ended
	September 30, 2017
	Legacy Zebra	Enterprise	Consolidated
Reported GAAP Consolidated Net sales growth	4.3%	1.1%	2.4%
Adjustments:
Impact of Wireless LAN Net sales(1)	—	6.2%	4.0%
Impact of foreign currency translation(2)	0.1%	(0.2)%	(0.1)%
Corporate, eliminations(3)	—	—	(0.2)%
Organic Net sales growth	4.4%	7.1%	6.1%

(1) The Company sold the wireless LAN business in October 2016. Net sales from this business are excluded in the prior year period when computing organic net sales growth.
(2) Operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in both the current and prior year periods.

(3) Amounts included in Corporate, eliminations consist of purchase accounting adjustments which are related to the Enterprise Acquisition in October 2014 and are not reported in segment results.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(UNAUDITED)
(In millions, except share data)

	Three Months Ended
	September 30, 2017			October 1, 2016
	Legacy Zebra	Enterprise	Consolidated	Legacy Zebra	Enterprise	Consolidated
GAAP
Reported Net sales (1)	$325	$611	$935	$301	$605	$904
Reported Gross profit	154	276	429	145	271	414
Gross Margin	47.4%	45.2%	45.9%	48.2%	44.8%	45.8%

Non-GAAP
Adjusted Net sales	$325	$611	$936	$301	$605	$906
Adjusted Gross profit (2)	154	277	431	145	271	416
Adjusted Gross Margin	47.4%	45.3%	46.0%	48.2%	44.8%	45.9%

	Nine Months Ended
	September 30, 2017			October 1, 2016
	Legacy Zebra	Enterprise	Consolidated	Legacy Zebra	Enterprise	Consolidated
GAAP
Reported Net sales (1)	$960	$1,739	$2,696	$920	$1,720	$2,632
Reported Gross profit	471	773	1,241	463	756	1,210
Gross Margin	49.1%	44.5%	46.0%	50.3%	44.0%	46.0%

Non-GAAP
Adjusted Net sales	$960	$1,739	$2,699	$920	$1,720	$2,640
Adjusted Gross profit (2)	472	774	1,246	464	757	1,221
Adjusted Gross Margin	49.2%	44.5%	46.2%	50.4%	44.0%	46.3%

(1) Segment Reported Net sales exclude purchase accounting adjustments related to the Enterprise acquisition and are reflected within Corporate, eliminations on a GAAP basis.
(2) Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(UNAUDITED)
(In millions, except share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net (loss) income	$(12)	$(83)	$13	$(154)
Adjustments to Net sales(1)
Purchase accounting adjustments	1	2	3	8
Total adjustment to Net sales	1	2	3	8
Adjustments to Cost of sales(1)
Share-based compensation	1	—	2	1
Total adjustments to Cost of sales	1	—	2	1
Adjustments to Operating expenses(1)
Amortization of intangible assets	49	59	151	178
Acquisition and integration costs	4	28	50	98
Impairment of goodwill and other intangibles	—	62	—	62
Share-based compensation	10	9	25	20
Exit and restructuring costs	5	7	10	17
Total adjustments to Operating expenses	68	165	236	375
Adjustments to Other expenses, net(1)
Debt extinguishment costs	49	—	49	—
Amortization of debt issuance costs and discounts	20	5	30	16
Investment loss	—	5	—	5
Foreign exchange (gain) loss	(1)	1	(2)	4
Forward interest rate swaps gain	—	—	(1)	(2)
Total adjustments to Other expenses, net	68	11	76	23
Income tax effect of adjustments(2)
Reported income tax expense (benefit)	5	6	(3)	5
Adjusted income tax expense	(30)	(26)	(74)	(67)
Total adjustments to income tax	(25)	(20)	(77)	(62)
Total adjustments	113	158	240	345
Non-GAAP Net income	$101	$75	$253	$191

GAAP (loss) earnings per share
Basic	$(0.23)	$(1.61)	$0.25	$(2.99)
Diluted	$(0.23)	$(1.61)	$0.25	$(2.99)
Non-GAAP earnings per share
Basic	$1.89	$1.45	$4.78	$3.71
Diluted	$1.87	$1.43	$4.72	$3.66

Non-GAAP weighted average shares outstanding (3)
Basic	53,143,914	51,690,204	52,964,066	51,449,447
Diluted	53,791,541	52,304,522	53,631,499	52,139,772

(1) Presented on a pre-tax basis.
(2) Represents the adjustment to the GAAP basis tax provision commensurate with non-GAAP adjustments.
(3)     In periods of loss, Non-GAAP weighted-average shares exclude restricted stock awards and performance stock awards within basic and dilutive weighted-average share computations. Share-based compensation awards that are dilutive in nature are included within weighted-average dilutive share computations.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(UNAUDITED)
(In millions)

 EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net (loss) income	$(12)	$(83)	$13	$(154)
Add back:
Depreciation	19	21	58	56
Amortization of intangible assets	49	59	151	178
Total Other expenses, net	98	53	179	158
Income tax expense (benefit)	5	6	(3)	5
EBITDA (Non-GAAP)	159	56	398	243

Adjustments to Net sales
Purchase accounting adjustments	1	2	3	8
Total adjustments to Net sales	1	2	3	8
Adjustments to Cost of sales
Share-based compensation	1	—	2	1
Total adjustments to Cost of sales	1	—	2	1
Adjustments to Operating expenses
Acquisition and integration costs	4	28	50	98
Impairment of goodwill and other intangibles	—	62	—	62
Share-based compensation	10	9	25	20
Exit and restructuring costs	5	7	10	17
Total adjustments to Operating expenses	19	106	85	197
Total adjustments to EBITDA	21	108	90	206

Adjusted EBITDA (Non-GAAP)	$180	$164	$488	$449

Adjusted EBITDA % of Adjusted Net Sales	19.2%	18.1%	18.1%	17.0%

FREE CASH FLOW

	Nine Months Ended
	September 30, 2017	October 1, 2016
Net cash provided by operating activities (GAAP)	$210	$252
Less: Purchases of property, plant and equipment	(36)	(49)
Free cash flow (Non-GAAP)(1)	$174	$203

(1) Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.